Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Arrowhead Research Corporation for the year ended September 30, 2009 of our report dated December 21, 2009 included in its Registration Statements on Form S-1 (No. 333-161344), Forms S-3 (Nos. 333-113065, 333-124065, 333-132310, 333-137329, 333-144109, and 333-148218), and Forms S-8 (Nos. 333-136225, 333-124066, and 333-120072) relating to the consolidated financial statements of Arrowhead Research Corporation and Subsidiaries for the year ended September 30, 2009.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

December 21, 2009